UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 5, 2014

Aflac Incorporated
(Exact name of registrant as specified in its charter)

Georgia	001-07434	58-1167100
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1932 Wynnton Road, Columbus, Georgia		31999
(Address of principal executive offices)		(Zip Code)

706.323.3431
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders

     The Annual Meeting of the Shareholders of Aflac Incorporated (the “Company”) was held on May 5, 2014. Matters submitted to the shareholders and voted upon at the meeting, which are more fully described in the Company's Proxy Statement, are as follows: (1) Election of 13 members to the board of directors; (2) Approval of a non-binding advisory proposal on compensation of the Company's named executive officers as described in the Proxy Statement; and (3) Ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2014. The shareholders approved proposals (1), (2) and (3).

     The following is a summary of the votes cast, as well as the number of abstention and broker non-votes, as to each proposal, including a separate tabulation with respect to each nominee for director.

VOTES
	For	Against	Abstentions	Broker Non-Votes
(1) Election of 13 members to the board of directors:
Daniel P. Amos	845,010,088	15,485,087	2,312,519	68,631,877
John Shelby Amos II	836,435,533	24,464,875	1,907,286	68,631,877
Paul S. Amos II	844,636,359	16,263,982	1,907,353	68,631,877
W. Paul Bowers	852,576,994	8,385,828	1,844,872	68,631,877
Kriss Cloninger III	776,372,004	84,643,182	1,792,508	68,631,877
Elizabeth J. Hudson	850,308,069	10,746,861	1,752,764	68,631,877
Douglas W. Johnson	767,837,993	93,098,287	1,871,414	68,631,877
Robert B. Johnson	764,767,890	96,110,328	1,929,476	68,631,877
Charles B. Knapp	848,899,838	12,016,987	1,890,869	68,631,877
Barbara K. Rimer, Dr. PH	843,201,326	17,814,175	1,792,193	68,631,877
Melvin T. Stith	849,281,980	11,599,838	1,925,876	68,631,877
David Gary Thompson	768,817,070	92,165,533	1,825,091	68,631,877
Takuro Yoshida	855,698,849	5,321,261	1,787,584	68,631,877

(2) Non-binding advisory proposal on executive compensation	632,329,159	226,708,537	3,769,998	68,631,877

(3) Ratification of appointment of KPMG LLP as independent registered public accounting firm of the Company for the year ending December 31, 2014	923,699,329	5,766,631	1,973,611	0

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aflac Incorporated

May 8, 2014	/s/ June Howard

(June Howard)
Senior Vice President, Financial Services
Chief Accounting Officer

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